SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 3, 2006

Northern Growers, LLC

(Exact name of registrant as specified in its charter)

South Dakota	0-50711	77-0589881
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

48416 144th Street
P.O. Box 356
Big Stone City, South Dakota		57216
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (605) 862-7902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On November 3, 2006, our subsidiary, Northern Lights Ethanol, LLC (hereafter referred to as “Northern Lights”) entered into a new corn and natural gas price risk management agreement (the “Agreement”) with Broin Management, LLC (“Broin”). The term of the Agreement commences on January 1, 2007 and terminates on January 1, 2012, automatically renewing for a five-year term unless notice of termination is provided by either party prior to the end of the term. In exchange for providing Northern Lights certain risk management services relating to corn and natural gas, including hedging and pooling services, Northern Lights will pay Broin a fee of $55,920 per year, payable in quarterly installments of $13,980. We plan to file the Agreement as an exhibit with our next periodic report.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with Northern Lights’ entry into the Agreement described in Item 1.01 above, Northern Lights’ corn price risk management agreement dated November 16, 2001, will terminate on January 1, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN GROWERS, LLC

Dated: November 9, 2006	By:	/s/ Robert Narem
Robert Narem, Chief Executive Officer